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                                                             EXHIBIT 4(b)(ii).13

                                 Amendment no. 6

        to the Interconnection Agreement concluded on 23rd December 1999 and to its Amendment no. 1 concluded on 28th January 2000
           and to the Amendment no. 2 concluded on 31st October 2000
           and to the Amendment no. 3 concluded on 28th February 2001 and to the Amendment no. 4 concluded on 1st April 2001
            and to the Amendment no. 5 concluded on 23rd August 2001
              between the parties company EuroTel Bratislava, a.s.
                           and company Globtel, a.s.
                           (thereinafter "Agreement")

This Amendment no. 6 was concluded with effect from October 1st, 2001 between:

EuroTel Bratislava, a.s. (thereinafter "EuroTel" or "Party")
Registered office: Vajnorska 100/A, 831 03 Bratislava
Reg. no:           35 70 5O 19
Tax reg. no:       35 70 50 19/600
Bank:              Tatra Banka 2625022508/1100
Represented by:    Ing. Jozef Barta, General Director/proxy
                   JUDr. Jan Pitonak, General Counsel/proxy
and

Globtel, a.s. (thereinafter "Globtel" or "Party")
Registered office: Prievozska 6/A, 821 09 Bratislava
Reg. no:           35 69 72 70
Tax reg. no:       35 69 72 70/601
Bank:              Tatra Banka 2623005720/1100
Represented by:    Ing. Pavol Lancaric, CSc., General Director

Whereas The Telecommunication Office of the Slovak Republic allocated, by its decision under Section 30 and subs. of the Law no. 195/2000 of the Coll. of Laws On Telecommunications, an object code 0908 to Globtel;

Whereas Globtel applied in writing for establishment of an access to the NMT and GSM networks operated by EuroTel for the network object code 0908;

The Parties have agreed to amend Clause 7, Annex IV of the Agreement as follows:

                                       I.

Clause 7. Agreement regarding numbering section 7.2. and section 7.3. is being amended and reads:

7.2
EuroTel will establish access to the GSM network of Globtel with network object codes "905", "906", "907" and "908" which were allocated to G1obtel. In case that Globtel will

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be allocated another network object code in the future, EuroTel will establish access to the GSM network of Globtel also for such code.

7.3
The parties are obliged to establish access to the network for every allocated network object code within 30 calendar days as the latest from the date of delivery of a written request for its establishment. The Parties will confirm the date of commercial accessing of interconnection for every further network object code in a written record of readiness. Record of readiness for the object code "908" is listed in an Annex of this Amendment.

                                       II.

Annex IV Services categorization, point 1 Introduction is being amended and completed:

The Parties have agreed that for the purpose of traffic routing between the systems:

     (.....) calls from the GSM network operated by Globtel to the GSM network operated by EuroTel will be marked by antecedent numbers 902, 903 and 904 without the initial zero;

     (.....) calls from the GSM and NMT networks operated by EuroTel to the GSM network operated by Globtel will be marked by antecedent numbers 905, 906, 907 and 908 without the initial zero,

     (.....) calls from the network GSM operated by Globtel to the NMT network operated by EuroTel will be marked by antecedent number 901 without the initial zero.

                                      III.

In parts not amended by this Amendment no. 6 to the Agreement concluded between the Parties on December 23, 1999 as amended by Amendment no. 1, Amendment no. 2, Amendment no. 3, Amendment no. 4 and Amendment no. 5 to the Agreement is in full effect without amendments.

                                       IV.

This Amendment no. 6 has been drawn in four copies of which two in Slovak and two in English, in case of disagreement the Slovak version prevails. Each copy is considered to be original and each Party will receive one copy in Slovak and one copy in English language after signing them.

                                       V.

Amendment no. 6 becomes valid on the date of its signing by both parties and forms an inseparable part of the Agreement of December 23, 1999 and Amendment no. 1 concluded on January 28, 2000, Amendment no. 2 concluded on October 31, 2000, Amendment no 3 concluded on February 25, 2001, Amendment no. 4 concluded on April 1 , 2001 and Amendment no. 5 concluded on August 23, 2001 between the Parties.

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IN WITNESS WHEREOF, the Parties have signed this Amendment no. 6 on their behalf on the date set forth below. Each Party declares and warrants that the person signing this Amendment no. 6 on its behalf is fully authorised to do so.

Enclosure:
Record of Readiness

EuroTel Bratislava, a.s.
In Bratislava on 11.10.01


/s/ Ing. Jozef Barta
-----------------------------------
Name:      Ing. Jozef Barta
Position:  General Director / Proxy


/s/ JUDr. Jan Pitonak
-----------------------------------
Name:      JUDr. Jan Pitonak
Position:  General Counsel / Proxy

Globtel, a.s.
In Bratislava on 03.10.01


/s/ Ing. Pavol Lancaric, CSc.
-----------------------------------
Name:      Ing. Pavol Lancaric, CSc.
Position:  General Director

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                               Record of Readiness
                               -------------------

to commercial operation of the Point of Interconnection in connection with conclusion of the Amendment No. 6 to the Interconnection Agreement.

1.   Results of tests of equipment measuring the operation between the Networks

--------------------------------------------------------------------------------
Test of measuring operation through the   Result-compliance
Points of Interconnection
--------------------------------------------------------------------------------
EuroTel Bratislava, a.s.
--------------------------------------------------------------------------------
Incoming 0908
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Globtel, a.s.                             Illegible
--------------------------------------------------------------------------------
Outcoming 0908
--------------------------------------------------------------------------------

2. The undersigned representatives of the Parties jointly declare that the installed equipment is able to measure the operation between the EuroTel and Globtel operated networks also with new prefixes with required parameters whereby all technical conditions for mutual clearing of operation between the networks under the Interconnection Agreement are met.

3. Finally it is stated that all conditions for commercial accessing of operation for new prefix 0908 are met and that accessing between the Globtel and EuroTel operated networks can be put into commercial operation on October 1, 2001..

4. The Record of Readiness is executed in four copies, in it twice in Slovak and twice in English, whereby in case of dispute the Slovak version shall prevail. Each copy is deemed to be an original and each Party shall receive, upon signature, one copy both in Slovak and English version.

5. This Record of Readiness constitutes integral part of the Amendment No. 6 to the Interconnection Agreement concluded by and between the companies Globtel, a.s. and EuroTel Bratislava, a.s. on December 23, 1999.

Bratislava, 28.09.2001

EuroTel Bratislava, a.s.                               Globtel, a.s.


/s/ Illegible                                          /s/ Illegible
------------------------                               ------------------------


                                                       /s/ Illegible
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